UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2003

Commission file number: 0-20330

GARDENBURGER, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0886359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 SW Morrison Street, Suite 400, Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-205-1500

GARDENBURGER, INC.
FORM 8-K
INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure (Information provided pursuant to Item 12).

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

99.1	Press release dated May 2, 2003 regarding Gardenburger’s second quarter 2003 revenue and earnings.

Item 9.  Regulation FD Disclosure (Information provided pursuant to Item 12)

On May 2, 2003 Gardenburger announced a net loss of $2.5 million, or $(0.28) per share, on revenue of $12.4 million for its second quarter of 2003 ended March 31, 2003 and a net loss of $6.1 million, or $(0.68) per share, on revenues of $21.4 million for the six month period ended March 31, 2003.

A copy of the May 2, 2003 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item 12. (a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2003	GARDENBURGER, INC.

	By:	/s/ Scott C. Wallace
Scott C. Wallace
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Lorraine Crawford
Lorraine Crawford
Vice President of Finance, Corporate Controller, Secretary and Treasurer (Principal Financial and Accounting Officer)